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                                                                      Exhibit 16



EISNER                              Richard A. Eisner & Company, LLP
                                    Accountants and Consultants

                                    575 Madison Avenue
                                    New York, NY 10022-2597
                                    Tel 212.355.1700 Fax 212.355.2414
                                    www.rae.com

April 11, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read the section entitled "Item 14 Change in Accountants" in the Registration Statement on Form 10 of WorldWide Web NetworX Corporation, as amended by Amendment No. 2, and are in agreement with the statements contained therein.

Very truly yours,

/s/


Richard A. Eisner & Company, LLP